EXHIBIT 99.1

FINANCIAL AND STATISTICAL INFORMATION

Dated June 2, 2003

Carbonless Paper Shipments

(Tons per business day)

Qtr. 1 2002

1,564

Qtr. 2 2002

1,527

Qtr. 3 2002

1,552

Qtr. 4 2002

1,476

Qtr. 1 2003

1,379

Apr/May 2003

1,396

2002 Full Year Decline Rate  - 8%

2003 YTD Decline Rate  -        9%

Thermal Paper Shipments

(Tons per business day)

Qtr. 1 2002

277

Qtr. 2 2002

291

Qtr. 3 2002

286

Qtr. 4 2002

330

Qtr. 1 2003

286

Apr/May 2003

295

2002 Full Year Growth Rate  - 8%

2003 YTD Growth Rate  -

  5%

Security Growth Rates

(% over prior year)

Qtr. 1 2002 vs. Qtr. 1 2001

32%

Qtr. 2 2002 vs. Qtr. 2 2001

45%

Qtr. 3 2002 vs. Qtr. 3 2001

  8%

Qtr. 4 2002 vs. Qtr. 4 2001

24%

Qtr. 1 2003 vs. Qtr. 1 2002

13%

Apr/May 2002 vs. Apr/May 2001

45%

Apr/May 2003 vs. Apr/May 2002

23%

2002 Full Year Growth Rate  -

26%

2003 YTD Growth Rate  -

16%

Operating Company Debt Statistics

($ millions)

          Operating

       Consolidated

          Co. Debt

      Leverage Ratio

11/09/01

$528

2.80

03/31/02

$486

2.47

06/30/02

$450

2.23

09/29/02

$395

1.97

12/28/02

$364

1.86

03/30/03

$346

1.83

Excludes the Deferred Payment obligation

Consolidated Leverage Ratio as calculated in accordance with terms of Appleton’s Senior Credit Agreement

Key Ratios at 3/31/03

Consolidated Leverage Ratio

1.83

Consolidated Senior Leverage Ratio

0.70

Consolidated Interest Coverage Ratio

4.67

Consolidated Fixed Charge Coverage Ratio

1.73

Excludes the Deferred Payment obligation

Ratios as calculated in accordance with terms of Appleton’s Senior Credit Agreement